TWELFTH AMENDMENT TO
CREDIT AGREEMENT

THIS TWELFTH AMENDMENT (“Amendment”) dated as of June 28, 2010, by and between Perceptron, Inc. (“Company”) and Comerica Bank (“Bank”).

RECITALS:

A.           Company and Bank entered into a Credit Agreement dated as of October 24, 2002, which was amended by eleven amendments (“Agreement”).

B.           Company and Bank desire to amend the Agreement as hereinafter set forth.

NOW, THEREFORE, the parties agree as follows:

1.           Section 2.6 of the Agreement is amended to read as follows:

“2.6           In addition to Advances under the Revolving Credit Note to be provided to Company by Bank under and pursuant to Section 2.1 of this Agreement, Bank further agrees to issue, or commit to issue, from time to time, standby and commercial trade letters of credit for the account of Company (herein individually called a “Letter of Credit” and collectively “Letters of Credit”) in aggregate undrawn amounts not to exceed Four Million Dollars ($4,000,000) at any one time outstanding; provided, however that the sum of the aggregate amount of Advances outstanding under the Revolving Credit Note plus the Letter of Credit Reserve and the Foreign Exchange Reserve shall not exceed Six Million Dollars ($6,000,000) at any one time; and provided further that no Letter of Credit shall, by its terms, have an expiration date which extends beyond the fifth (5th) Business Day before the Revolving Credit Maturity Date or one (1) year after issuance, whichever first occurs. In addition to the terms and conditions of this Agreement, the issuance of any Letters of Credit shall also be subject to the terms and conditions of any letter of credit applications and agreements executed and delivered by Company to Bank with respect thereto. Company shall pay to Bank annually in advance a per annum fee equal to the Applicable L/C Commission Rate of the amount of each standby Letter of Credit and shall pay to Bank with respect to commercial trade letters of credit such fees and commissions as are agreed upon at the time of issuance thereof. In addition, Company and Bank may from time to time enter into foreign exchange agreements. The Foreign Exchange Reserve shall be the amount determined by the Bank from time to time to be its credit exposure to Company under foreign exchange transactions with Company.”

2.           Company hereby represents and warrants that, after giving effect to the amendment contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within Company’s corporate powers, have been duly authorized, are not in contravention of law or the terms of Company’s Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of Company set forth in Sections 6.1 through 6.5 and 6.7 through 6.12 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of Company set forth in Section 6.6 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Company in accordance with Section 7.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

3.           Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

4.           This Amendment shall be effective upon (a) execution of this Agreement by Company and the Bank and (b) execution by the Guarantor of the attached Acknowledgment of Guarantor.

IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK		PERCEPTRON, INC.

By:	/s/ Steven Stakich	By:	/s/ Jack Lowry

Its:	Corporate Banking Representative	Its:	CFO

ACKNOWLEDGMENT OF GUARANTOR

The undersigned guarantor acknowledges and agrees to the foregoing Amendment and confirms that the Guaranty dated October 24, 2002, executed and delivered by the undersigned to the Bank remains in full force and effect in accordance with its terms.

PERCEPTRON GLOBAL, INC.

By:	Jack Lowry

Its:	CFO